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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF WMS INDUSTRIES INC.

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Subsidiary                                       Jurisdiction of Incorporation
----------                                       -----------------------------
WMS Games Inc.                                   Delaware
WMS Gaming Inc.                                  Delaware
WMS Gaming (Nevada) Inc.                         Nevada
WMS Gaming (Canada) Ltd.                         New Brunswick, Canada
Fun House Games Inc.                             Delaware
Lenc-Smith Inc.                                  Delaware
Williams Electronics Games, Inc.                 Delaware
WMS Finance Inc.                                 Delaware
WMS Gaming International, S.L.                   Spain
WMS Gaming Australia PTY Ltd.                    Australia
WMS Gaming Africa (Pty) Ltd.                     South Africa
WMS Gaming do Brasil, Ltda.                      Brazil
Big Foot Software Research &
Development, LLC                                 Nevada

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